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                                                                Exhibit 10.19(a)

                              SUMMARY OF AMENDMENT
                                       TO
                             NEENAH FOUNDRY COMPANY
                      2003 MANAGEMENT ANNUAL INCENTIVE PLAN

Effective January 29, 2004, the 2003 Management Annual Incentive Plan (the "Plan") was amended to allow Plan Participants the ability to earn additional cash compensation based on varying levels of total debt reduction achieved during a fiscal year. Under the Plan, total debt reduction is calculated by comparing the total debt balance at the beginning of the year to the total debt balance at the end of the year.

Incentive payments are made to Plan Participants based upon the achievement of the following levels of total debt reduction:

         o No incentive payment on the first $3 million of total debt reduction;

         o An incentive payment of 2.5% of the next $2 million of total debt reduction (from $3 million to $5 million);

         o An incentive payment of 5% of the next $5 million of total debt reduction (from $5 million to $10 million); and

         o An incentive payment of 10% of amounts over $10 million of total debt reduction.

Total debt is calculated under the Plan as the sum of the following balance sheet items:

         o        Current portion of Long Term Debt;

         o        Revolver Note Payable; and

         o        Long Term Debt.

Each participant's Target Bonus Percentage (which is the percentage of the participant's Annual Incentive Bonus that is based on EBITDA) has been reduced by 5%.